Exhibit 99.2

cognizant

Q1 2023

> "Our accelerated bookings growth in the quarter, which included several large deals, reflects the strengths of our services, our brand, and the longstanding relationships we have with our clients. I am also encouraged by the continuing reduction in our voluntary attrition. Clients recognize how deeply we understand their businesses and how well positioned we are to create value for them at the intersection of technology and industry use cases. Having spent more than three months assessing Cognizant's business, meeting with over a hundred clients and thousands of employees, I firmly believe Cognizant has a strong foundation for accelerating growth."

Ravi Kumar S | Chief Executive Officer

Revenue

$4.8 billion

Reported YoY ↓ 0.3%

Constant Currency YoY ↑ 1.5%

GAAP and Adjusted Operating Margin | 14.6%

GAAP EPS | $1.14

Adjusted Diluted EPS | $1.11

Cash Flow	Cash Flow From Operations	Free Cash Flow
	$729M	$631M

Capital Return	Q1 2023 Dividend	Q1 2023 Share Repurchases
	$150M $0.29/share	$222M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY



Rest of World
↓ 4.9% ↑ 0.9%
$0.3
Europe
↑ 3.0% ↑ 9.7%
$0.9
$3.6
North America
↓ 0.7% ↓ 0.5%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY



Communications, Media & Technology
↑ 1.2% ↑ 3.9%
$0.8
$1.5
Financial Services
↓ 3.4% ↓ 1.4%
Products & Resources
↓ 1.1% ↑ 1.4%
$1.1
$1.4
Health Sciences
↑ 2.9% ↑ 3.5%

Employee Metrics

Total Employees	351,500	(3,800) QoQ +11,100 YoY
Voluntary - Tech Services Attrition (Trailing 12-Month)		23% Down 7 pts. YoY

Company Recognition

FORTUNE AMERICA'S MOST INNOVATIVE COMPANIES 2023

Named to the Fortune list of America's Most Innovative Companies 2023

AMERICA'S BEST MANAGEMENT CONSULTING FIRMS Forbes 2023

Recognized by Forbes as one of America's Best Management Consulting Firms in 2023

LinkedIn

Recognized as a top employer in Canada and Portugal in LinkedIn's annual ranking of top companies top EMPLOYER EUROPE 2023

Named as a Top Employer in Europe by Top Employers Institute for 9th consecutive year

For non-GAAP financial reconciliations refer to Cognizant's 2023 first quarter earnings release issued on May 3, 2023, which accompanies this presentation and is available at investors.cognizant.com.